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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                   TO TENDER

                          8 7/8% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR
                          8 7/8% SENIOR NOTES DUE 2005

                                       OF

                     STANDARD COMMERCIAL TOBACCO CO., INC.

     Registered holders of outstanding 8 7/8% Senior Notes due 2005 (the "Initial Notes") who wish to tender their Initial Notes in exchange for a like principal amount of 8 7/8% Senior Notes due 2005 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), and whose Initial Notes are not immediately available or who cannot deliver their Initial Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Crestar Bank (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, See "The Exchange
Offer -- Procedures for Tendering" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                                  Crestar Bank

                         For information by telephone:

                                 (804) 782-7323


                       By registered or certified mail or
                         by hand or overnight delivery:
                                   10th Floor
                              919 East Main Street
                            Richmond, Virginia 23219
                              Attn: Kelly Pickerel

                            Facsimile transmissions:

                        (For Eligible Institutions only)
                                 (804) 782-7855

     Delivery of this Notice to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

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Ladies and Gentlemen:

     The undersigned hereby tenders the principal amounts of Initial Notes indicated below, upon the terms and subject to the conditions contained in the
Prospectus dated                   , 1997 of Standard Commercial Tobacco Co.,
Inc. (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

  NAME AND ADDRESS OF REGISTERED
           HOLDER AS IT                        CERTIFICATE                          PRINCIPAL
     APPEARS ON 8 7/8% SENIOR              NUMBER(S) OF INITIAL                     AMOUNT OF
         NOTES DUE 2005,                    NOTES TRANSMITTED                     INITIAL NOTES
        ("INITIAL NOTES")                     (IF AVAILABLE)                       TRANSMITTED



                        THE FOLLOWING MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the Initial Notes, together with a properly completed and duly executed Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.
Name of Firm:                                                           (Authorized Signature)
                Address:                                Title:
                                                        Name:
                      (Zip Code)

Area Code and Telephone Number:
Date:

NOTE: DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR INITIAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.